Wilshire Associates Code of Ethics

Wilshire Associates Incorporated
Standards of Business Conduct and Code of Ethics
January 2011

GENERAL PRINCIPLES

Wilshire Associates Incorporated’s (“Wilshire”) Standards of Business Conduct and Code of Ethics (“Code” or “Code of Ethics”) is being adopted in compliance with the requirements of the Investment Advisers Act Rule 204A-1 and Investment Company Act Rule 17j-1.  The principles emphasize Wilshire’s overarching fiduciary duty to our investment management and consulting clients and the obligation of our firm’s personnel to uphold that fundamental duty. The Code includes securities-related conduct and focus principally on personal securities transactions, insider trading, outside activities, gifts, conflicts of interest, and employee reporting requirements.

The general principles include:

1.	The duty at all times to place the interests of clients first;
2.
The requirement that all personal securities transactions be conducted in such a manner as to be consistent with the Code of Ethics and to avoid any actual or potential conflict of interest or any abuse of an employee’s position of trust and responsibility;

3.	The principle that investment adviser personnel should not take inappropriate advantage of their positions;
4.	The fiduciary principle that information concerning the identity of security holdings and financial circumstances of clients is confidential; and
5.	The principle that independence in the investment decision-making process is paramount.

In addition, Wilshire places great importance on the firm’s reputation, as well as principles of honesty, integrity, and professionalism.  Failure to comply with Wilshire’s Code of Ethics may result in disciplinary action, including termination of employment.

The Code is not exhaustive; it provides guidance for all employees (including officers and directors) to carry out their responsibilities on behalf of Wilshire and observe the highest standards of ethical conduct.  Because the Code does not address every possible situation, it is important that all employees exercise good judgment, apply ethical principles and raise questions when in doubt.

SCOPE OF THE CODE

A.
Persons Covered by the Code.  Wilshire has designated two categories of persons covered by the Code.  Rule 204A-1 requires the Code to cover an adviser’s “supervised persons.”  A subset of these supervised persons, “access persons,” are required to comply with specific reporting requirements under both Rule 204A-1 and Rule 17j-1.

1.	Supervised Persons include:

a.	Directors and officers of Wilshire (or other persons occupying a similar status or performing similar functions);
b.	Employees of Wilshire; and

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Wilshire Associates Code of Ethics

c.
Any other person who provides advice on behalf of Wilshire and is subject to Wilshire’s supervision and control (including temporary workers; consultants; certain employees of affiliates; or particular persons designated by the Chief Compliance Officer.

2.	Access Person includes:

a.
Any supervised person who has access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund; or

b.	Any supervised person who is involved in making securities recommendations to clients, or has access to such recommendations that are nonpublic.
c.	All members of Wilshire’s Board of Directors.

3.	Access Persons for Mutual Funds includes:

a.	Directors, officers and trustees of the Investment Companies; and
b.
“Advisory persons” –employees and certain control persons (and their employees) who make, participate in, or obtain information regarding fund securities transactions or whose functions relate to the making of recommendations with respect to Investment Company transactions.

c.
Exempt from this definition are Directors of the Wilshire’s advised Investment Companies who are not employees of Wilshire or the Investment Companies, within the meaning of the Investment Company Act, and who do not have access to confidential information regarding client security transactions or recommendations (“Fund Independent Directors”).

B.
Securities Covered by the Code.   Covered Security means any stock, bond, future, investment contract or any other instrument that is considered a “security” under the Investment Advisers Act.  The term “covered security” is very broad and includes items you might not ordinarily think of as “securities,” such as:

1.	Options on securities, on indexes, and on currencies;
2.	All kinds of limited partnerships;
3.	Foreign unit trusts and foreign mutual funds; and
4.	Private investment funds, hedge funds, and investment clubs.

Covered Security does not include:

1.	Direct obligations of the U.S. government (e.g., treasury securities);
2.	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;
3.	Shares issued by money market funds;
4.	Shares of open-end mutual funds that are not advised or sub-advised by Wilshire (or certain affiliates, where applicable); and
5.
Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are funds advised or sub-advised by Wilshire (or certain affiliates, where applicable).

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Wilshire Associates Code of Ethics

STANDARDS OF BUSINESS CONDUCT

A.
Compliance with Laws and Regulations. The foundation of Wilshire’s ethical standards is compliance with federal securities law. All supervised persons must respect and obey all of the laws, rules and regulations applicable to our business, including among others, investment advisers, investment company, federal securities, and other federal and state laws.  Wilshire’s Compliance Manual is designed specifically to meet applicable laws and regulations and all supervised persons are required to be familiar and comply with the requirements in that manual.  Likewise, all supervised persons are responsible for being familiar and complying with the procedures applicable to their business unit.  Although you are not expected to know the details of each law governing our business, you are expected to be familiar with and comply with the company-wide policies and procedures and those that apply to your business unit and when in doubt, to seek advice from supervisors, managers or other appropriate personnel as outlined in the Code.

1.
As part of this requirement, supervised persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by an Investment Company, as defined by the Investment Company Act, to which Wilshire is an investment adviser or other client:

a.	To defraud such client in any manner;
b.	To mislead such client, including by making a statement that omits material facts;
c.	To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon such client;
d.	To engage in any manipulative practice with respect to such client; or
e.	To engage in any manipulative practice with respect to securities, including price manipulation.

B.	Personal Securities Transactions. All access persons are subject to the following provisions of Wilshire’s personal securities transactions policy:

1.
Initial Public Offerings – Pre-clearance.  The rule requires pre-clearance of an access person’s participation in all IPOs. The Chief Compliance Officer, or in their absence the General Counsel, shall review all such requests and render a decision to approve or decline the request.  Documentation of any approvals and the reason supporting the approvals will be maintained in the Compliance Department files.

2.
Limited or Private Offerings – Pre-Clearance.  The rule mandates the Code require express prior approval of any acquisition of securities by access persons in a limited offering (e.g., private placement).  Prior approval should take into account, among other factors, whether the opportunity is being offered to an individual by virtue of his or their position with the adviser.   The Chief Compliance Officer, or in their absence the General Counsel, shall review all such requests and render a decision to approve or decline the requests. Documentation of any approvals and the reason supporting the approvals will be maintained in the Compliance Department files.

C.
Insider Trading.  All supervised persons are prohibited from trading, either personally or on behalf of others, on material, nonpublic information.  Further, supervised persons are prohibited from communicating material nonpublic information to others in violation of the law.  Detailed policies and procedures on Insider Trading are found in Wilshire’s Compliance Manual.

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Wilshire Associates Code of Ethics

D.	Political Contributions (For All U.S. Citizens). Employees may participate in the political process and may make personal political contributions, as long as the following are met:

1.	An employee may participate in the political process as an individual not as a representative of Wilshire.
2.	An employee may not work on a political fundraiser or other campaign activity during work hours.
3.	An employee cannot make political contributions in order to obtain or retain business or to obtain any other improper benefit.
4.	An employee may not use corporate assets, facilities, or personnel to benefit any candidate, campaign, political party, or political committee.
5.	Employees must obtain pre-approval of all political contributions with the Compliance Department prior to making such contributions.
6.	On a quarterly basis, employees are required to report and disclose all political contributions (see Exhibit E).

Wilshire will comply with the SEC rule to curtail “pay to play” practices by investment advisers. Pay to play is the practice of making campaign contributions and related payments to incumbent officials or candidates for office in order to influence and award contracts for the management of government assets. The pay to play rule lists the following provisions:

1.
If an investment adviser or its employee makes a political contribution to an incumbent official or candidate for office who is or will be in a position to influence the selection of the adviser by a government entity, the investment adviser is prohibited from providing advisory services for compensation to such government entity for two years.

2.	An employee may make aggregate contributions of up to $350 per election, per candidate if the employee is entitled to vote for the candidate.
3.	An employee may make aggregate contributions up to $150 per election, per candidate if the employee is not entitled to vote for the candidate.
4.
An employee is prohibited from directing or funding contributions through third parties such as spouses, lawyers or companies affiliated with Wilshire, if the conduct would violate the rule if the employee did it directly.

Violations of the pay to play rules may result in a ban—a “time out”—on receiving compensation for conducting advisory business with a government client for two years after certain contributions are made. The two-year time out is intended to discourage advisers from participating in pay-to-play practices by requiring a “cooling-off period” during which the effects of a political contribution on the selection process can be expected to dissipate. Additionally, future investment management business with the respective government client will be suspended for two years.

E.
Outside Activities. Any non-Wilshire employment or other outside activity by a supervised person may result in possible conflicts of interests for the employee or for the firm and therefore must be reviewed and approved by the employee's Business Unit Head and the firm's Chief Compliance Officer or General Counsel.  Detailed policies and procedures regarding Outside Activities are found in Wilshire’s Compliance Manual.

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Wilshire Associates Code of Ethics

F.
Gifts.  No supervised person may give or receive any gift, service, or other thing of more than de minimis value from any person or entity that does business with or on behalf of Wilshire.  Detailed policies and procedures regarding Gifts are found in Wilshire’s Compliance Manual.

G.
Conflicts of Interest.  Wilshire’s general policy is to try to avoid conflicts of interest when possible and to fully disclose all material facts concerning any conflicts that do arise with respect to any client.

H.
Confidentiality.  All confidentiality provisions start with the basic fiduciary premise that information concerning the identity of security holdings and financial circumstances of clients is confidential.

1.
Wilshire’s Duties.  Wilshire keeps all information about clients (including former clients) in strict confidence, including the client’s identity (unless the client consents), the client’s financial circumstances, the client’s security holdings, and advice furnished to the client by the firm.

2.
Supervised Persons’ Duties.  Supervised persons are prohibited from disclosing to persons outside the firm any material nonpublic information about any client, the securities investments made by the firm on behalf of a client, information about contemplated securities transactions, or information regarding the firm’s trading strategies, except as required to effectuate securities transactions on behalf of a client or for other legitimate business purposes (including adherence to Investment Company policies).

3.
Internal Walls.  Access persons are prohibited from disclosing nonpublic information concerning clients or securities transactions and holdings to non-access persons within the firm, except for legitimate business purposes (including adherence to Investment Company policies).

COMPLIANCE PROCEDURES

A.	Certification of Compliance.

1.
Initial Certification.  Wilshire is required to provide all supervised persons copy of the Code.  All supervised persons shall certify in writing (see Exhibit A) that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with the terms of the Code. with a     copy of the Code.  All supervised persons shall certify in writing (see Exhibit A) that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with the terms of the Code.

2.
Acknowledgement of Amendments.  Wilshire shall provide supervised persons with any amendments to the Code and supervised persons shall be required to submit a written acknowledgement that they have received, read, and understood the amendments to the Code.

3.
Annual Certification.  All supervised persons shall annually certify that they have read, understood, and complied with the Code (see Exhibit B).  In addition, the certification shall include a representation that the supervised person has made all of the reports required by the Code and has not engaged in any prohibited conduct. Conversely, if the employee is unable to make such a representation, the employee is required to self-report any violations.

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Wilshire Associates Code of Ethics

B.	Personal Securities Transaction Procedures and Reporting.

1.
Pre-Clearance Procedures. All access persons are subject to pre-clearance procedures as noted in section 3.B of the Code for all Initial Public Offerings and Limited (or Private) Offerings transactions.  Additional policies and procedures regarding Personal Securities Transactions are found in Wilshire’s Compliance Manual.

2.	Reporting Requirements
a.
Holdings Reports.  All access persons are required to submit to the Chief Compliance Officer a report of all holdings in covered securities within 10 days of becoming an access person (see Exhibit A) and thereafter on an annual basis (see Exhibit C).  The holdings report must include: (i) the title and exchange ticker symbol or CUSIP number, type of security, number of shares and principal amount (if applicable) of each covered security in which the access person has any direct or indirect beneficial ownership; (ii) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and (iii) the date the report is submitted. Information in the holding report must be current as of a date no more than 45 days prior to the date the person became an access person or the date the report was submitted, as applicable.

b.
Quarterly Transaction Reports.  All access persons are required to submit to the Chief Compliance Officer transaction reports no later than 30 days after the end of each calendar quarter covering all transactions in covered securities during the quarter (see Exhibit D). The transaction reports must include information about each transaction involving a covered security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership.  The reports must include: (i) the date of the transaction, the title and exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount (if applicable) of each covered security involved; (ii) the nature of the transaction (e.g., purchase, sale); (iii) the price of the security at which the transaction was effected; (iv) the name of the broker, dealer, or bank with or through which the transaction was effected; and (v) the date the report is submitted.

c.
Quarterly Brokerage Account Reports.  Access persons for mutual funds shall disclose the following information about any account opened during the quarter containing securities held for the direct or indirect benefit of the access person:  (i) the name of the broker, dealer or bank with whom the access person established the account; (ii) the date the account was established; and (iii) the date the report is submitted. Additional policies and procedures regarding Brokerage Accounts are found in Wilshire’s Compliance Manual.

d.
Funds Independent Directors need only to report a transaction in a security if such director, at the time of the transaction knew, or, in the ordinary course of fulfilling his official duties as a director, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the director, such security is or was purchased or sold by the Investment Company or is or was being considered for purchase or sale by the Investment Company or its investment adviser.  Such reports will include the information described in sub-section b above.

3.	Monitoring of Personal Securities Transactions. The Chief Compliance Officer is responsible for reviewing personal securities transactions and holdings reports

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periodically and the General Counsel reviews the Chief Compliance Officer transactions.  Detailed procedures are found in Wilshire’s Compliance Manual.

ADMINISTRATION AND ENFORCEMENT OF THE CODE

A.
Form ADV Disclosure.  Wilshire shall include on Schedule F of Form ADV, Part II a description of the firm’s Code along with a statement that Wilshire will provide a copy of the Code to any client or prospective client upon request. In addition, Wilshire shall review and update the firm’s Part II disclosure in connection with making amendments to the Code.

B.
Training and Education.  The Chief Compliance Officer is the designated individual responsible for training and educating supervised persons regarding the Code.  Training will occur periodically and all supervised persons shall be required to attend any training sessions or read any applicable materials.

C.	Annual Review. The Chief Compliance Officer shall review at least annually the adequacy of the Code and the effectiveness of its implementation.

D.
Board Approval.  The Wilshire Board of Directors shall approve the Code of Ethics and   Wilshire shall have the Code approved by the board of directors of any mutual funds it advises or sub-advises.  The boards shall also approve any material amendments to the Code.

E.
Report to Board.  The Chief Compliance Officer shall provide an annual written report to the board of the directors of Wilshire and of the funds it advises or sub-advises that describes any issues arising under the Code since the last report, including information about material violations of the Code and sanctions imposed in response to such violations.  The report will include a discussion of whether any waivers that might be considered important by the board were granted during the period.  The report will also certify that the adviser has adopted procedures reasonably necessary to prevent access persons from violating the Code.

F.
Reporting Violations.  All supervised persons are required to report violations of the firm’s Code of Ethics promptly to the Chief Compliance Officer or in their absence, to the General Counsel, with a copy to the Chief Compliance Officer.

1.	Confidentiality. Such reports shall be treated confidentially to the extent permitted by law and investigated promptly and appropriately.
2.
Alternate Designee.  General Counsel is designated as the alternate person to whom employees may report violations in case the Chief Compliance Officer is involved in the violation or is unreachable.  If unreachable, the Chief Compliance Officer shall be copied on any report submitted to the General Counsel.

3.
Types of Reporting.  Examples of the types of reporting required, include, but is not limited to: noncompliance with applicable laws, rules, and regulations; noncompliance with the Code; fraud or illegal acts involving any aspect of the firm’s business; material misstatements in regulatory filings, internal books and records, clients records or reports; activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and the firm.

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G.
Sanctions.  Any violation of the Code may result in disciplinary action deemed appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment.  In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

H.	Recordkeeping. Wilshire shall maintain the following records in a readily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;
2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;
3.	A record of all written acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, a supervised person;
4.	Holdings and transactions reports made pursuant to the Code;
5.	A list of the names of persons who are currently, or within the past five years were, access persons
6.
A record of any decision, and the reason support the decision, to approve the acquisition of securities by access persons under section 3.B of the Code, for at least five years after the end of the fiscal year in which the approval is granted.

I.
Further Information Regarding the Code.  Supervised persons may obtain additional information about the Code or any other ethics-related questions by contacting Wilshire’s Chief Compliance Officer, General Counsel, manager or members of the firm’s Board of Directors.

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Wilshire Associates Code of Ethics

Exhibit A

WILSHIRE ASSOCIATES INCORPORATED
STANDARDS OF BUSINESS CONDUCT AND CODE OF ETHICS
INITIAL CERTIFICATION AND HOLDINGS REPORT

To the Compliance Officer:

I.	For each Supervised Person:
1.	I hereby acknowledge receipt of a copy of the Standards of Business Conduct and Code of Ethics (“Code”) for Wilshire Associates Incorporated (“Wilshire” or “Company”).
2.	I have read and understand all the provisions of the Code.
3.	I agree to comply with the terms of the Code.

II.	For Access Persons only (must be submitted within 10 days of becoming an access person):
As of the date I became an Access Person I had a direct or indirect beneficial ownership; in the following covered securities:

Initial Holdings Report

Name of Securities	Ticker or CUSIP No.	Number of Shares / Principal Amount	Type of Security	Broker/Dealer/Bank

Print Name: __________________________    Signature: __________________________

Title: _______________________________    Date: _____________________________

“Covered security” includes all securities, except:  (i) Transactions and holdings in direct obligations of the government of the United States; (ii) Money market instruments — bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; (iii) Shares of money market funds; (iv) Transactions and holdings in shares of open-end funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.  You are required to report shares of mutual funds advised by Wilshire or Wilshire’s affiliates.  You do not need to report securities held in accounts over which you have no direct or indirect influence or control.

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Wilshire Associates Code of Ethics

Exhibit B

WILSHIRE ASSOCIATES INCORPORATED
STANDARDS OF BUSINESS CONDUCT AND CODE OF ETHICS
ANNUAL CERTIFICATION

To the Compliance Officer:

For each Supervised Person:

1.	I hereby acknowledge receipt of a copy of the Standards of Business Conduct and Code of Ethics (“Code”) for Wilshire Associates Incorporated (“Wilshire” or “Company”).
2.	I have read and understand all the provisions of the Code.
3.	I have complied with the terms of the Code, have made all required reports and have not engaged in any prohibited conduct.
4.	I have the following violations to report. (Please attach a separate memo detailing any self-reported violations.)

***********************************************************************************************************

Print Name: __________________________    Signature: __________________________

Title: _______________________________    Date: _____________________________

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Wilshire Associates Code of Ethics

Exhibit C

WILSHIRE ASSOCIATES INCORPORATED
STANDARDS OF BUSINESS CONDUCT AND CODE OF ETHICS
ANNUAL HOLDINGS REPORT

For Access Persons only:

As an Access Person I had a direct or indirect beneficial ownership in the following covered securities:

Name of Securities	Ticker or CUSIP No.	Number of Shares / Principal Amount	Type of Security	Broker/Dealer/Bank

Print Name: __________________________    Signature: __________________________

Title: _______________________________    Date: _____________________________

“Covered security” includes all securities, except:  (i) Transactions and holdings in direct obligations of the government of the United States; (ii) Money market instruments — bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments; (iii) Shares of money market funds; (iv) Transactions and holdings in shares of open-end funds, unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) Transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.  You are required to report shares of mutual funds advised by Wilshire or Wilshire’s affiliates. You do not need to report securities held in accounts over which you have no direct or indirect influence or control.

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Wilshire Associates Code of Ethics

Exhibit D

WILSHIRE ASSOCIATES INCORPORATED
STANDARDS OF BUSINESS CONDUCT AND CODE OF ETHICS
QUARTERLY CERTIFICATION FOR THE CALENDAR QUARTER ENDED ___________

I.	INVESTMENT TRANSACTIONS (ALL ACCESS PERSONS)

_____ 1.	I have no reportable transactions for the quarter referred to above.
Initials
OR

_____ 2.	During the quarter referred to above, all reportable transactions in which I had, or by reason of such
Initials	transaction acquired, direct or indirect beneficial ownership, were effected through an account(s) with the following designated Broker/Dealers of Wilshire Associates:

TD Ameritrade     Account #(s) ________________________________
Charles Schwab    Account #(s) ________________________________
Merrill Lynch        Account #(s) ________________________________

AND/OR

_____ 3.	During the quarter referred to above, the following reportable transactions were effected in securities
Initials	in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, through any Bank or non-designated Broker/Dealer:

Security & Ticker	Date of Transaction	Type of Transaction (Purchase, Sale, Other)	Number of Shares / Interest Rate & Maturity Date	Price per Unit	Gross Dollar Amount of Transaction	Broker/Dealer or Bank through Which Effected

_____ 4.	During the quarter, the following are new or closed accounts with all Broker Dealers and/or Banks
Initials	whether or not transactions in any securities are reportable under the Code:

Broker/Dealer or Bank	Account Number	Date	New (N) or Closed (C) Account

****************************************************************************************************************
II.   U.S. POLITICAL CONTRIBUTIONS

_____ 1.	I have not made any local, state or national political contributions directly or indirectly to
Initials	any candidate, political party, and/or PAC during the quarter.

OR

_____ 2.	I have made a local, state, or national contribution and received pre-clearance from the Chief
Initials	Compliance Officer prior to making that contribution during the quarter.

****************************************************************************************************************
Pursuant to the Code of Ethics adopted by Wilshire Associates, I hereby certify to the Chief Compliance Officer that the above information is correct and true.

Print Name: __________________________	Signature: _____________________________
Title: _______________________________	Date: ______/ / ___________________

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Wilshire Associates Code of Ethics

Exhibit E

WILSHIRE ASSOCIATES INCORPORATED
 POLITICAL CONTRIBUTIONS PRE-CLEARANCE FORM

Per Wilshire’s policies and procedures, you are required to pre-clear all political contributions with the Chief Compliance Officer. As such, please complete this form and submit to the Chief Compliance Officer prior to making a contribution.

1.	Name of Political Official / Political Party / PAC

YES / NO
☐  ☐
2.
To the best of your knowledge, is the above-referenced political official an incumbent or candidate for elective office of a state or local government entity, and is the office directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser or has the authority to appoint any person who is directly or indirectly responsible for or can influence the outcome of the hiring of an investment adviser?  If yes, please provide details of the elective office in question:

YES / NO
☐  ☐
3.	Are you entitled to vote for the incumbent or candidate in the locality in which the official seeks election?

4.	What amount, if approved by the Chief Compliance Officer, would you like to contribute towards the incumbent or candidate? $
YES / NO
☐  ☐
5.
Have you made a contribution to this same political official, for the same elective office, within the previous 2-year period as of the date of this pre-clearance request?  If yes, please provide the following details of the contributions:

Recipient Name:	Contributor Name:
Recipient Title:	Contributor Address:
Date of Contribution:
Amount of Contribution: $
Recipient Name:	Contributor Name:
Recipient Title:	Contributor Address:
Date of Contribution:
Amount of Contribution: $
(Please attach a separate page for additional contributions)

I hereby certify that the above information is true and correct to the best of my knowledge, that I have not made any contributions to a political official, political party, and/or PAC, without seeking pre-clearance from the Chief Compliance Officer, and that I have fully disclosed any additional pertinent information regarding the proposed contribution.

Signed:	Amount Approved: $
Name:	Signed:
Title:	Title: Chief Compliance Officer
Date:	Date:

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